February 25, 2026

ARRAY Technologies Reports Financial Results for the Fourth Quarter and Full Year 2025

Achieves 40% Full-Year Revenue Growth, Record Orderbook of $2.2 Billion, Further Expands DuraTrack® Technology to Global Markets and Guides 2026 Revenue to $1.4 Billion to $1.5 Billion

2025 Fourth Quarter Business Highlights
•Total executed contracts and awarded orders at December 31, 2025 were $2.2 billion(1)
•Achieved 2x book-to-bill for both total ARRAY and APA
•DuraTrack introduced to global markets to align with customer demand for patented, superior energy performance of wind-stow technology

2025 Fourth Quarter and Full-Year Financial Highlights

(in millions, except per share)	4Q 2025	FY 2025
Revenue	$226.0	$1,284.1
Gross margin(2)	8.6%	23.2%
Adjusted gross margin(3)	24.5%	27.0%
Net loss to common shareholders(4)	($161.2)	($112.0)
Adjusted EBITDA(3)	$11.2	$187.6
Net loss per basic and diluted common share	($1.06)	($0.73)
Adjusted net (loss) income per diluted common share(3)	($0.01)	$0.67

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology and fixed-tilt products, foundation solutions, software systems and services, today announced financial results for its fourth quarter and year ended December 31, 2025.

“ARRAY closed out an exceptional year in which we further demonstrated the resilience and agility of our business. Our $2.2 billion record orderbook reflects the focused investment we have made in strengthening our commercial organization, enhancing customer engagement, and advancing our product portfolio and technical sales capabilities. Full-year volume growth of 35% outpaced broader industry trends, underscoring how our differentiated technology is driving strong win rates. In addition to the tremendous growth in 2025, I am extremely proud of our many accomplishments, including our strategic acquisition of APA Solar, upleveling of our leadership team, expansion of our product portfolio, continued optimization of our capital structure and penetration of new international markets.”

Mr. Hostetler continued, “In 2026, we are introducing our strategic imperatives, which focus on innovating our future, elevating our international business, and advancing our customer-first culture to deliver long-term value. In the year ahead, we plan to launch multiple new products—including an integrated tracker and foundation solution and new tracker offerings. Our international expansion of our market-proven DuraTrack technology is an important step in differentiating and optimizing our global product portfolio to bring energy yield-advantaged technology to our customers. We remain confident in our ability to progress these initiatives through our strong operational performance, agile and diversified supply chain, and flexible capital structure, inclusive of our recently upsized and extended revolving credit facility. We are optimistic about future demand for utility-scale solar energy and confident that our competitive differentiation and strategic vision will drive durable, long-term growth.”

Full Year 2026 Guidance
For the year ending December 31, 2026, the Company expects:
•Revenue to be in the range of $1.4 billion to $1.5 billion
•Adjusted EBITDA(5) to be in the range of $200 million to $230 million
•Adjusted net income per common share(5) to be in the range of $0.65 to $0.75

Following contracting timelines influenced by the regulatory uncertainty through 2025, we expect roughly a 40:60 split between first half and second half revenue in 2026. 1Q 2026 revenue is expected to be approximately $200 million. We expect 1Q 2026 Adjusted EBITDA(5) to decline slightly from 4Q 2025.

(1) Orderbook results include APA orderbook of approximately $100 million.
(2)Gross margin inclusive of one-time inventory valuation charge of $29.5 million related to phase-out of STI H250TM inventory that is not SmarTrack® compatible.
(3) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(4) Net loss to common shareholders inclusive of one-time inventory valuation charge of $29.5 million related to phase-out of STI H250TM inventory that is not SmarTrack® compatible and $102.6 million non-cash goodwill impairment charge associated with the 2022 STI acquisition.

(5) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per common share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per common share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2026 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today (February 25, 2026) at 5:00 p.m. (ET). The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international), or via webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853 (domestic), or (201)-612-7415 (international), with the passcode 13757520. The replay will be available until 11:59 p.m. (ET) on March 11, 2026. The online replay will be available for 14 days on the same website, immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Investor Relations
505-437-0010
investors@arraytechinc.com

Media Contact:
Steven Kirsch
505-738-6923
steven.kirsch@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating to the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs and changes in trade policy, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Russia-Ukraine war, attacks on shipping in the Red Sea, conflict in the Middle East, changing trade policies, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to successfully integrate APA Solar, LLC into our existing operations and realize the anticipated benefits or synergies of the acquisition; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this presentation with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog (ii) acquisition-related expenses, and (iii) inventory valuation charge. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other (income) expense, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax (benefit) expense, (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) impairment of long-lived assets, (xiii) goodwill impairment, (xiv) certain legal expenses, (xv) acquisition-related expenses, (xvi) inventory valuation charge, and (xvii) other costs. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted net (loss) income as net (loss) income to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debts, net, (v) Series A preferred stock accretion, (vi) equity-based compensation, (vii) change in fair value of contingent consideration, (viii) impairment of long-lived assets, (ix) goodwill impairment, (x) certain legal expenses, (xi) acquisition-related expenses, (xii) inventory valuation charge, (xiii) other costs, and (xiv) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, (iii) acquisition-related expenses, and (iv) other costs. We define Free cash flow as Cash provided by (used in) operating activities less (i) purchase of property, plant and equipment and (ii) cash payments for the acquisition of right-of-use assets.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net (loss) income per common share as net (loss) income to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net

(loss) income per common share as Adjusted net (loss) income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and Adjusted gross margin, net (loss) income to Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per common share, General and administrative expense to Adjusted general and administrative expense and Net cash provided by operating activities to Free cash flow below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$244,388	$362,992
Restricted cash	1,596	1,149
Accounts receivable, net	271,578	275,838
Inventories, net	150,374	200,818
Prepaid expenses and other	201,108	157,927
Total current assets	869,044	998,724

Property, plant and equipment, net	58,225	26,222
Lease assets	97,088	16,384
Goodwill	135,173	160,189
Other intangible assets, net	238,579	181,409
Deferred income tax assets	23,965	17,754
Other assets	29,718	25,317
Total assets	$1,451,792	$1,425,999

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$143,994	$172,368
Accrued expenses and other	54,289	91,183
Income tax payable	4,687	5,227
Deferred revenue	128,433	119,775
Current portion of contingent consideration	14,551	1,193
Current portion of warranty liability	10,844	2,063
Current portion of lease liabilities	7,662	5,600
Current portion of debt	10,315	30,714
Other current liabilities	2,237	9,691
Total current liabilities	377,012	437,814

Deferred income tax liabilities	22,133	21,398
Contingent consideration, net of current portion	12,739	7,868
Warranty liability, net of current portion	5,466	4,830
Lease liabilities, net of current portion	89,552	15,128
Long-term debt, net of current portion	658,664	646,570
Other long-term liabilities	25,838	3,556
Total liabilities	1,191,404	1,137,164

Commitments and contingencies (Note 15)

Array Technologies, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	December 31,
	2025	2024
Series A Redeemable Perpetual Preferred Stock: $0.001 par value; 500,000 shares authorized; 490,829 and 460,920 issued, respectively; liquidation preference of $493.1 million at both dates	466,728	406,931

Stockholders’ equity
Preferred stock $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock $0.001 par value - 1,000,000,000 shares authorized; 152,779,614 and 151,951,652 shares issued at respective dates	152	151
Additional paid-in capital	226,848	297,780
Accumulated deficit	(422,859)	(370,624)
Accumulated other comprehensive loss	(10,481)	(45,403)
Total stockholders’ equity	(206,340)	(118,096)
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,451,792	$1,425,999

Array Technologies, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$226,044	$275,232	$1,284,141	$915,807
Cost of revenue:		—
Cost of product and service revenue	171,391	193,273	938,552	603,572
Inventory valuation charge	29,516	—	29,516	—
Amortization of developed technology and backlog	5,807	3,640	17,520	14,558
Total cost of revenue	206,714	196,913	985,588	618,130
Gross profit	19,330	78,319	298,553	297,677

Operating expenses:
General and administrative	57,465	45,663	198,612	160,567
Change in fair value of contingent consideration	(837)	396	177	125
Depreciation and amortization	8,248	8,702	26,199	36,086
Long-lived assets impairment	—	91,904	—	91,904
Goodwill impairment	102,560	74,000	102,560	236,000
Total operating expenses	167,436	220,665	327,548	524,682

Loss from operations	(148,106)	(142,346)	(28,995)	(227,005)

Interest income	1,756	4,092	11,852	16,777
Interest expense	(5,482)	(9,007)	(27,331)	(34,825)
Foreign currency gain (loss), net	16	(3,442)	2,042	(4,515)
Gain on extinguishment of debt, net	—	—	14,207	—
Other (expense) income, net	(1,004)	654	(992)	(1,008)
Total other expense	(4,714)	(7,703)	(222)	(23,571)

Loss before income tax (benefit) expense	(152,820)	(150,049)	(29,217)	(250,576)
Income tax (benefit) expense	(7,074)	(23,146)	23,018	(10,182)
Net loss	(145,746)	(126,903)	(52,235)	(240,394)
Preferred dividends and accretion	15,422	14,338	59,797	55,670
Loss to common shareholders	$(161,168)	$(141,241)	$(112,032)	$(296,064)

Loss per common share
Basic	$(1.06)	$(0.93)	$(0.73)	$(1.95)
Diluted	$(1.06)	$(0.93)	$(0.73)	$(1.95)

Weighted average common shares outstanding
Basic	152,752	151,944	152,537	151,754
Diluted	152,752	151,944	152,537	151,754

Array Technologies, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net loss	$(145,746)	$(126,903)	$(52,235)	$(240,394)
Adjustments to net loss:
Goodwill impairment	102,560	74,000	102,560	236,000
Impairment of long-lived assets	—	91,904	—	91,904
Provision for credit losses	(89)	(1,357)	912	2,058
Deferred tax (benefit) expense	(3,553)	(30,371)	3,195	(37,650)
Depreciation and amortization	9,845	9,206	29,768	38,221
Amortization of developed technology and backlog	5,807	3,640	17,520	14,558
Amortization of debt discount and issuance costs	809	1,435	5,216	6,087
Gain on extinguishment of debt, net	—	—	(14,207)	—
Equity-based compensation	4,228	3,498	15,571	10,349
Change in fair value of contingent consideration	(837)	396	177	125
Warranty provision	6,983	3,127	17,273	3,163
Inventory reserve	155	—	3,515	2,923
Inventory valuation charge	29,516	442	29,516	—
Other non-cash	(15)	—	(2,032)	—
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	91,551	(442)	31,008	41,423
Inventories	(829)	(14,823)	52,852	(44,787)
Income tax receivables	(5,256)	33	(6,849)	(4,112)
Prepaid expenses and other	(105,293)	(24,505)	(25,844)	(69,708)
Accounts payable	(72,951)	24,475	(35,868)	58,180
Accrued expenses and other	(15,480)	34,492	(54,136)	(436)
Income tax payable	1,890	3,790	(540)	(863)
Lease liabilities	5,668	(2,894)	2,202	(8,624)
Deferred revenue	49,441	8,443	489	55,563
Other operating assets and liabilities	85,236	—	(18,278)	—
Net cash provided by operating activities	43,640	57,586	101,785	153,980

Investing activities:
Purchase of property, plant and equipment	(7,476)	(1,701)	(21,972)	(7,305)
Acquisition, net of cash acquired	—	—	(164,916)	—
Retirement/disposal of property, plant and equipment	—	(4)	—	34

Array Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash payments for the acquisition of right-of-use assets	—	(11,276)	—	(11,276)
Investment in securities	(1,000)	(3,000)	(1,000)	(3,000)
Sale of equity investment	—	—	—	11,975
Net cash used in investing activities	(8,476)	(15,981)	(187,888)	(9,572)

Financing activities:
Proceeds from issuance of other debt	42,492	74,035	151,151	93,059
Proceeds from issuance of convertible notes	—	—	345,000	—
Premium paid on capped call	—	—	(35,087)	—
Fees paid on issuance of convertible notes	—	—	(10,434)	—
Repayments of other debt	(55,211)	(72,545)	(174,392)	(97,424)
Repayments of term loan facility	—	(1,075)	(233,875)	(4,300)
Repayments of convertible notes	—	—	(78,363)	—
Contingent consideration payments	—	—	(1,204)	(1,427)
Other financing	184	(18)	(849)	(1,752)
Net cash (used in) provided by financing activities	(12,535)	397	(38,053)	(11,844)
Effect of exchange rate changes on cash and cash equivalent balances	252	(10,233)	5,999	(17,503)
Net change in cash and cash equivalents	22,881	31,769	(118,157)	115,061
Cash and cash equivalents and restricted cash, beginning of period	223,103	332,372	364,141	249,080
Cash and cash equivalents and restricted cash, end of period	$245,984	$364,141	$245,984	$364,141

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$226,044	$275,232	$1,284,141	$915,807
Cost of revenue	206,714	196,913	985,588	618,130
Gross profit	19,330	78,319	298,553	297,677
Gross margin	8.6%	28.5%	23.2%	32.5%
Amortization of developed technology and backlog	5,807	3,640	17,520	14,558
Acquisition-related expenses(a)	762	—	1,161	—
Inventory valuation charge(b)	29,516	—	29,516	—
Adjusted gross profit	$55,415	$81,959	$346,750	$312,235
Adjusted gross margin	24.5%	29.8%	27.0%	34.1%

(a) Represents acquisition-related fair value adjustments to Inventory and Property, plant, and equipment.
(b) Represents inventory valuation charge related to phase-out of STI H250™ inventory that is not SmarTrack® compatible.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(145,746)	$(126,903)	$(52,235)	$(240,394)
Preferred dividends and accretion	15,422	14,338	59,797	55,670
Net loss to common shareholders	(161,168)	(141,241)	(112,032)	(296,064)
Other income, net	(752)	(4,746)	(10,860)	(15,769)
Gain on extinguishment of debts, net	—	—	(14,207)	—
Foreign currency (gain) loss, net	(16)	3,442	(2,042)	4,515
Preferred dividends and accretion	15,422	14,338	59,797	55,670
Interest expense	5,482	9,007	27,331	34,825
Income tax (benefit) expense	(7,074)	(23,146)	23,018	(10,182)
Depreciation expense	2,336	1,140	6,094	4,410
Amortization of intangibles	7,508	8,142	23,674	33,811
Amortization of developed technology and backlog	5,807	3,640	17,520	14,558
Equity-based compensation	4,228	3,498	15,571	10,349
Change in fair value of contingent consideration	(837)	396	177	125
Impairment of long-lived assets	—	91,904	—	91,904
Goodwill impairment	102,560	74,000	102,560	236,000
Certain legal expenses(a)	—	2,240	1,232	6,773
Acquisition-related expenses(b)	5,960	—	17,959	—
Inventory valuation charge(c)	29,516	—	29,516	—
Other costs(d)	2,267	2,586	2,267	2,628
Adjusted EBITDA	$11,239	$45,200	$187,575	$173,553

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses and fair value adjustments to inventory.
(c) Represents inventory valuation charge related to phase-out of STI H250TM inventory that is not SmarTrack® compatible.
(d) For the three and twelve months ended December 31, 2025, represents $1.2 million organization restructuring and $1.1 million resolution of STI legacy VAT matter. For the three months ended December 31, 2024, represents costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, represents settlement of a tax dispute and Capped-Call accounting treatment evaluation.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(145,746)	$(126,903)	$(52,235)	$(240,394)
Preferred dividends and accretion	15,422	14,338	59,797	55,670
Net loss to common shareholders	(161,168)	(141,241)	(112,032)	(296,064)
Amortization of Intangibles	7,508	8,142	23,674	33,811
Amortization of developed technology and backlog	5,807	3,640	17,520	14,558
Amortization of debt discount and issuance costs	880	1,547	5,216	6,199
Gain on extinguishment of debts, net	—	—	(14,207)	—
Series A Preferred stock accretion	7,707	7,093	29,889	27,510
Equity based compensation	4,228	3,498	15,571	10,349
Change in fair value of contingent consideration	(837)	396	177	125
Impairment of long-lived assets	—	91,904	—	91,904
Goodwill Impairment	102,560	74,000	102,560	236,000
Certain legal expenses(a)	—	2,240	1,232	6,773
Acquisition-related expenses(b)	6,024	—	18,055	—
Inventory valuation charge(c)	29,516	—	29,516	—
Other costs(d)	2,267	2,586	2,267	2,628
Income tax expense of adjustments(e)	(5,811)	(28,688)	(16,522)	(42,596)
Adjusted net (loss) income	$(1,319)	$25,117	$102,916	$91,197

Loss per common share
Basic	$(1.06)	$(0.93)	$(0.73)	$(1.95)
Diluted	$(1.06)	$(0.93)	$(0.73)	$(1.95)
Weighted average number of common shares outstanding
Basic	152,752	151,944	152,537	151,754
Diluted	152,752	151,944	152,537	151,754

Adjusted net (loss) income per common share
Basic	$(0.01)	$0.17	$0.67	$0.60
Diluted	$(0.01)	$0.16	$0.67	$0.60
Weighted average number of common shares outstanding
Basic	152,752	151,944	152,537	151,754
Diluted	152,752	152,255	153,692	152,285

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses and fair value adjustments to Inventory and Property, plant and equipment.
(c) Represents inventory valuation charge related to phase-out of STI H250TM inventory that is not SmarTrack® compatible.
(d) For the three and twelve months ended December 31, 2025, represents $1.2 million organization restructuring and $1.1 million resolution of STI legacy VAT matter. For the three months ended December 31, 2024, represents costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, represents settlement of a tax dispute and Capped-Call accounting treatment evaluation.
(e) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
General and administrative expense	$57,465	$45,663	$198,612	$160,567
Equity based compensation	(4,228)	(3,498)	(15,571)	(10,349)
Certain legal expenses(a)	—	(2,240)	(1,232)	(6,773)
Acquisition-related expenses(b)	(5,226)	—	(16,858)	—
Other costs(c)	(2,267)	(2,586)	(2,267)	(2,628)
Adjusted general and administrative expense	$45,744	$37,339	$162,684	$140,817

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses.
(c) For the three months and twelve months ended December 31, 2025, represents $1.2 million organization restructuring and $1.1 million resolution of STI legacy VAT matter. For the three months ended December 31, 2024, represents costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. For the twelve months ended December 31, 2024, represents settlement of a tax dispute and Capped-Call accounting treatment evaluation.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Net cash provided by operating activities to Free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$43,640	$57,586	$101,785	$153,980
Purchase of property, plant and equipment	(7,476)	(1,701)	(21,972)	(7,305)
Cash payments for the acquisition of right-of-use assets	—	(11,276)	—	(11,276)
Free cash flow	$36,164	$44,609	$79,813	$135,399